Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 15, 2009

Berry Petroleum Company

1999 Broadway, Suite 3700

Denver, Colorado 80202

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to the references to DeGolyer and MacNaughton, to the inclusion by reference of our “Appraisal Report as of December 31, 2008 on Certain Properties owned by Berry Petroleum Company,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Berry Petroleum Company,” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by Berry Petroleum Company,” (the Reports) relating to the proved oil and gas reserves of Berry Petroleum Company (the Company), to the information derived from the Reports, and to the reference to DeGolyer and MacNaughton as experts under the heading “Experts” in the Registration Statement on Form S-3 dated on or about December 15, 2009, and any amendments thereto filed by the Company and in the associated prospectus to which the registration statement relates.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON